UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 30, 2005 (August 24, 2005)
US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Hollister Road, Suite 250
Houston, TX	77040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 934-3855

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 30, 2005, US Dataworks, Inc. (the “Company”) announced that it had completed the execution of integrated license, maintenance and services agreements with American Express Travel Related Services Company, Inc. (“Amexco”). Clearingworks™, the Company’s integrated electronic transaction processing platform, will process all payments received by Amexco, including mailed remittances, Internet payments, telephone payments and transactions captured at worldwide remote offices.
     The license and maintenance agreement has a 10 year term. The services agreement is a time-and-materials based contract that is estimated to be completed over an 18 month period. The combined agreements provide revenues to US Dataworks of approximately $7.0 million.
Item 7.01 Regulation FD Disclosure.
     In connection with the execution of the above agreement, the Company has updated its earnings guidance as set forth in the fifth paragraph of the attached press release.
     The information in Item 7.01 of this Current Report on Form 8-K, including the fifth paragraph of the attached press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated August 30, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DATAWORKS, INC.
/s/ JOHN S. REILAND
John S. Reiland
Chief Financial Officer

Dated: August 30, 2005

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated August 30, 2005.